UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )
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BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2022
Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 14, 2022, the Board of Directors (the “Board”) of Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) appointed Irina Antonijevic, M.D., Ph.D., as a director, effective May 1, 2022. Dr. Antonijevic will serve in the class of directors whose term will expire at the Company’s 2023 Annual Meeting of Shareholders. There is no arrangement or understanding between Dr. Antonijevic and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Dr. Antonijevic and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there are no transactions in which the Company was or is to be a participant and in which Dr. Antonijevic or any member of her immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.

In accordance with the Company’s compensation policy for non-employee directors, on May 1, 2022, Dr. Antonijevic will be granted an option to purchase the Company’s common shares with an aggregate grant date fair value of $713,875. The shares underlying this option will vest ratably in three annual installments on each anniversary of the grant date, subject to Dr. Antonijevic’s continuous service through each vesting date. Additionally, Dr. Antonijevic will be entitled to receive a $50,000 annual retainer for her service as a director.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2022
Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Matthew Buten
Matthew Buten
Chief Financial Officer